                                                                   EXHIBIT 23.6
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the reference to our firm under the caption "Selected Financial Information" and the caption "Experts" and to the incorporation by reference in the Registration Statement (Form S-4) and related Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. of our report, dated October 15, 1996, on our audit of the Statement of Direct Revenue and Direct Operating Expenses of the Holiday Inn Miami Airport.

                                          /s/ COOPERS & LYBRAND L.L.P.

Dallas, Texas
May 27, 1997